Exhibit 99

[Main Street Banks, Inc. Logo]	NEWS Main Street Banks, Inc.

FOR IMMEDIATE RELEASE

Contacts:	Edward C. Milligan Chairman & CEO Main Street Banks, Inc. (770) 422-2888	Samuel B. Hay III President & COO Main Street Banks, Inc. (770) 385-2424

MAIN STREET BANKS TO PRESENT AT RAYMOND JAMES 25TH ANNUAL INSTITUTIONAL INVESTORS CONFERENCE

        ATLANTA, GA—February 19, 2004—Main Street Banks, Inc. (Nasdaq: MSBK) today announced that Edward C. Milligan, chairman and chief executive officer, and Samuel B. Hay, president and chief operating officer, will make a presentation at the 25th Annual Institutional Investors Conference hosted by Raymond James & Associates in Orlando, Florida on March 3 at 8:40 a.m.

        The presentation slides and the live audio web cast will be available through Main Street's web site at www.mainstreetbank.com and a replay of the presentation will also be available for approximately 30 days at the same address.

About Main Street

        Main Street Banks, Inc., a $2.0 billion asset, community-banking organization based in metropolitan Atlanta, provides a broad range of banking, brokerage, insurance, and mortgage products and services through its 24 banking centers located in eighteen of Georgia's fastest growing communities. Main Street is the largest and highest performing community banking company in the greater Atlanta area.